SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No. __)

Filed by the Registrant    [  ]

Filed by a Party other than the Registrant    [x]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[X]	Soliciting Material Pursuant to § 240.14a-12

Forest Laboratories, Inc.
(Name of Registrant as Specified In Its Charter)

Icahn Partners LP
Icahn Partners Master Fund LP
Icahn Partners Master Fund II L.P.
Icahn Partners Master Fund III L.P.
High River Limited Partnership
Hopper Investments LLC
Barberry Corp.
Icahn Onshore LP
Icahn Offshore LP
Icahn Capital L.P.
IPH GP LLC
Icahn Enterprises Holdings L.P.
Icahn Enterprises G.P. Inc.
Beckton Corp.
Eric J. Ende, M.D.
Andrew J. Fromkin
Pierre Legault
Daniel A. Ninivaggi
Carl C. Icahn
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

1)           Title of each class of securities to which transaction applies:

2)           Aggregate number of securities to which transaction applies:

3)           Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)           Proposed maximum aggregate value of transaction:

5)           Total fee paid:

[  ]           Fee paid previously with preliminary materials.

[  ]           Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)           Amount Previously Paid:

2)           Form, Schedule or Registration Statement No.:

3)           Filing Party:

4)           Date Filed:

On June 19, 2012, affiliates of Mr. Carl C. Icahn delivered a notice to the Issuer to nominate four persons to Forest Laboratories' ten-member board of directors at its 2012 annual stockholder meeting.  Mr. Icahn and such affiliates believe that these four individuals have impressive qualifications and that their experience would be extremely beneficial to Forest Laboratories and its stockholders.  Their respective bios are set forth below.

BIOS

Eric J. Ende, M.D. – Since 2009, Dr. Eric J. Ende has served as President of Ende BioMedical Consulting Group, which is focused on helping early-stage life sciences companies raise capital, identify licensing partners and optimize corporate structure.  Dr. Ende was a Director on Genzyme Corporation’s Board from 2010 – 2011, until it was acquired by Sanofi-Aventis in 2011 for $20 billion.  During his tenure on Genzyme’s Board, he was a member of the Audit and Risk Management Committees.  Dr. Ende is currently on the Boards of Directors of Mesa Therapeutics and ATEA Pharmaceuticals.  Since 2008, Dr. Ende has also served as a Managing Partner of Silverback Group, which is focused on identifying, evaluating and participating in various types of investment opportunities including venture capital, real estate and financings (debt/equity).  From 2002 through 2008, Dr. Ende was the senior biotechnology analyst at Merrill Lynch.  From 2000 – 2002, Dr. Ende was the senior biotechnology analyst at Banc of America Securities.  And, from 1997 – 2000, he was a biotechnology analyst at Lehman Brothers.  During Dr. Ende’s career as a biotechnology analyst, he was named to Institutional Investor’s All-America Equity Research Team six times as well as to The Greenwich Survey list of top analysts.  He was also named Top Stock Picker by The Street.com and Best Earnings Estimator by Forbes.com.  Dr. Ende received an MBA in Finance & Accounting from NYU – Stern Business School in 1997, an MD from Mount Sinai School of Medicine in 1994, and a BS in Biology and Psychology from Emory University in 1990.

Andrew J. Fromkin – Mr. Fromkin has substantial senior leadership experience in major areas of the healthcare industry with an emphasis in the healthcare and pharmaceutical services, life sciences, and health information technology sectors.  Most recently, Mr. Fromkin joined Clinical Data, Inc. in October of 2005 and was elected President, Chief Executive Officer, and Executive Director in May of 2006. Clinical Data was rapidly transformed into a pharmaceutical company developing first-in-class and best-in-category therapeutics, with a focus on advancing late stage products and developing related companion diagnostics.  On January 21, 2011, Clinical Data received first pass approval from the FDA for its new molecular entity, Viibryd, for the treatment of Major Depressive Disorder.  On April 13, 2011, Clinical Data was acquired by Forest Laboratories for $1.2 billion in cash and an additional $6 per share in CVRs. Prior to Clinical Data, Mr. Fromkin held senior management roles at leading and emerging healthcare companies.  He was President and Chief Executive Officer of DoctorQuality, Inc., a leading provider of patient safety and condition management system products that was acquired by Quantros, Inc. and served as President, Chief Executive Officer, and Director of Endo Surgical Devices, Inc., an early stage surgical device developer.  Mr. Fromkin spent most of the 1990’s in two leadership roles with the industry’s leading prescription benefit management company (PBM), Medco, which became Merck-Medco Managed Care, LLC, a wholly owned subsidiary of Merck & Co., Inc. His leadership roles at Medco included Corporate Vice President, Business Development (Corporate Development focus from 1995-2000) and before that, Vice President, Sales to major health insurers, employers and government agencies.  Mr. Fromkin began his career at Health Information Technologies (1989-1992), a leader in the then emerging field of electronic data interchange between payers, providers and consumers, where he managed the company’s subsidiary MCA and served as the Director, Marketing and Payer Alliances for its parent company.

Pierre Legault – Mr. Legault is currently President and CEO of Stone Management LLC, a firm focused in the areas of business development and board assistance.  From 2010 to 2012, he was the Chief Executive Officer of Prosidion Ltd., a UK mid-size biotechnology firm and fully integrated subsidiary of Astellas Pharmaceuticals.  From 2009 to 2010, he served as Executive VP, Chief Financial Officer and Treasurer of OSI Pharmaceuticals, a mid-size biotechnology company.  He was also Senior Executive VP and Chief Administrative Officer of Rite Aid Corporation, a Fortune 500 pharmaceutical retail company, from June 2006 to 2009.  Previously, Mr. Legault held several senior positions over a period exceeding 15 years with Sanofi-Aventis and predecessor companies, last serving as Worldwide President of a large global Sanofi-Aventis business unit from 2003 to 2005. Prior positions included the Senior VP Deputy CEO and Chief Financial Officer of Aventis Pharmaceuticals Inc. (2000 to 2003), Global Senior VP Finance and Treasury of Hoechst Marion Roussel, Inc. (1998 to 2000), VP and Chief Financial Officer, North America Finance, IT and Administration of Marion Merrell Dow, Inc. (1997 to 1998), and VP and Chief Financial Officer of Marion Merrell Dow Pharmaceutical Canada (1990 to 1996).  Mr. Legault has served on several public, private and nonprofit company boards and audit committees, as well as on several advisory boards, including the following: OSI Investment Holdings GMBH (Chairman), a venture capital firm (2009-2012), Oreo Real Estate (Chairman), a real estate firm (2009-2012), Cyclacel Pharmaceutical Inc. (Chairman of the Audit Committee), a publicly traded biotech company (2006-2008), PJC Inc. (Audit Committee), a publicly traded pharmacy retail company (2005-2007), Eckerd Pharmaceutical, a pharmacy retail company (2005-2007), Shandong Dermik, a drug manufacturing company (2001-2005), CliniData, a prescription data management company.  He studied at the Harvard Business School, McGill University and University of Montreal (HEC) and has BAA, MBA and CPA degrees.

Daniel A. Ninivaggi – Mr. Ninivaggi has served as President of Icahn Enterprises L.P. and its general partner, Icahn Enterprises G.P. Inc., since April 5, 2010, as its Principal Executive Officer, or chief executive, since August 4, 2010, and as a director since March 13, 2012. From 2003 until July 2009, Mr. Ninivaggi served in a variety of executive positions at Lear Corporation, a global supplier of automotive seating and electrical power management systems and components, including as General Counsel from 2003 through 2007, as Senior Vice President from 2004 until 2006, and most recently as Executive Vice President and Chief Administrative Officer from 2006 to 2009. Lear Corporation filed for bankruptcy in July 2009. Prior to joining Lear Corporation, from 1998 to 2003, Mr. Ninivaggi was a partner with the law firm of Winston & Strawn LLP, specializing in corporate finance, mergers and acquisitions, and corporate governance. Mr. Ninivaggi also served as Of Counsel to Winston & Strawn LLP from July 2009 to March 2010. From December 2009 to May 2011, Mr. Ninivaggi has also served as a director of CIT Group Inc., a bank holding company. Mr. Ninivaggi also serves as a director of Federal−Mogul Corporation, a supplier of automotive products, and XO Holdings, a telecommunications company. Since May 2012, Mr. Ninivaggi has served as a director of CVR Energy, Inc., an independent petroleum refiner and marketer of high value transportation fuels.  From December 2010 to May 2012, Mr. Ninivaggi has served as a director of Motorola Mobility Holdings, Inc., a provider of mobile communication devices, video and data delivery solutions. Since January 6, 2011, Mr. Ninivaggi has also served as the Interim President and Interim Chief Executive Officer and a director of Tropicana Entertainment Inc., a company that is primarily engaged in the business of owning and operating casinos and resorts.  Federal-Mogul, CVR Energy, XO Holdings and Tropicana Entertainment are each, directly or indirectly, controlled by Carl C. Icahn. Mr. Icahn has or previously had interests in Lear, CIT Group and Motorola Mobility through the ownership of securities.

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY CARL C. ICAHN AND HIS AFFILIATES FROM THE STOCKHOLDERS OF FOREST LABORATORIES, INC. FOR USE AT ITS 2012 ANNUAL MEETING WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO STOCKHOLDERS OF FOREST LABORATORIES, INC. AND WILL ALSO BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV.  INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION IS CONTAINED IN THIS SCHEDULE 14A AND IN THE SCHEDULE 13D RELATING TO THE COMMON STOCK, PAR VALUE $0.10 PER SHARE, OF FOREST LABORATORIES, INC., FILED BY THE PARTICIPANTS ON JUNE 17, 2011, AND AMENDED BY AMENDMENT NOS. 1, 2, 3 AND 4 THERETO (THE “SCHEDULE 13D”).  EACH OF DR. ENDE, MR. FROMKIN AND MR. LEGAULT ARE PARTIES TO AN AGREEMENT WITH AN AFFILIATE OF MR. ICAHN PURSUANT TO WHICH SUCH AFFILIATE HAS AGREED TO PAY CERTAIN FEES TO SUCH PERSON (OTHER THAN DR. ENDE) AND TO INDEMNIFY SUCH PERSON WITH RESPECT TO CERTAIN COSTS INCURRED IN CONNECTION WITH THIS SOLICITATION OF PROXIES BY MR. ICAHN AND HIS AFFILIATES AND, IN THE CASE OF MR. FROMKIN, CERTAIN OTHER MATTERS.  DR. ENDE IS ALSO A PARTY TO THE ENDE AGREEMENTS (AS DEFINED IN THE SCHEDULE 13D). IN CONNECTION WITH THE ACQUISITION OF CLINICAL DATA, INC. BY FOREST LABORATORIES, INC. IN APRIL 2011, IN EXCHANGE FOR CERTAIN SECURITIES OF CLINICAL DATA, INC. HELD BY MR. FROMKIN IMMEDIATELY PRIOR TO THE ACQUISITION, MR. FROMKIN RECEIVED, AMONG OTHER THINGS, A CONTRACTUAL RIGHT (EACH SUCH RIGHT, A “CVR”) TO RECEIVE ONE OR MORE CONTINGENT PAYMENTS OF UP TO $6.00 PER CVR IN THE AGGREGATE UPON THE ACHIEVEMENT OF CERTAIN SALES MILESTONES OF VIIBRYD AND ANY PRODUCT CONTAINING VILAZODONE HYDROCHLORIDE BY FOREST LABORATORIES, INC. AS A RESULT OF THIS ACQUISITION, MR. FROMKIN HOLDS 1,089,133 CVRS.  EXCEPT AS OTHERWISE DISCLOSED HEREIN OR IN THE SCHEDULE 13D, THE PARTICIPANTS HAVE NO INTEREST IN FOREST LABORATORIES, INC. OTHER THAN THROUGH THE BENEFICIAL OWNERSHIP OF SHARES OF COMMON STOCK, PAR VALUE $0.10 PER SHARE, OF FOREST LABORATORIES, INC., AS DISCLOSED IN THE SCHEDULE 13D.  THE SCHEDULE 13D IS AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV.